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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 26, 1996

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                      Healthcare Realty Trust Incorporated
             (Exact Name of Registrant as Specified in Its Charter)


  Maryland                        1-11852                         62-1507028
(State or Other                (Commission File                (I.R.S. Employer
Jurisdiction of                    Number)                      Identification
Incorporation)                                                      Number)


                  3310 West End Avenue
                  Fourth Floor
                  Nashville, Tennessee                           37203
                 (Address of Principal Executive Offices)      (Zip Code)

                                  615-269-8175
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
                                  (Former Name)

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Item 5.  Other Events.

     On December 26, 1996, Healthcare Realty Trust Incorporated (the Company) entered into a Modified and Restated Credit Agreement with NationsBank, N.A., AmSouth Bank of Alabama, First Tennessee Bank National Association and The Sumitomo Bank, Limited (the Amended Credit Facility). The Amended Credit Facility modified, restated and replaced that certain Credit Agreement dated as of August 3, 1994, as amended June 1, 1995 and April 23, 1996, by and among the Company and such lenders (the Prior Credit Facility). Among other modifications, the credit available to the Company was increased to $100 million under the Amended Credit Facility, compared to $75 million under the Prior Credit Facility. The Senior Credit Facility matures in December 1999, subject to two, one-year extensions exercisable by the Company upon the terms of the Senior Credit Facility. The Company's obligations under the Senior Credit Facility are guaranteed by each of the subsidiaries of the Company.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

                                  Exhibit Index

Exhibit Number                      Document


10.1 Modified and Restated Credit Agreement, dated as of December 26, 1996, by and among Healthcare Realty Trust Incorporated and NationsBank, N.A., as agent.

10.2                       Form of Subsidiary Guarantee.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHCARE REALTY TRUST INCORPORATED



                              By:  /s/ ROGER O. WEST
                                   Roger O. West
                                   Executive Vice President and General Counsel




Date:  February 3, 1997